Exhibit 3.3.70

CERTIFICATE OF INCORPORATION

OF

CARLTON PICTURE CORP.

The undersigned, of the age of twenty-one years or over for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation:

FIRST: The name of the corporation is CARLTON PICTURE CORP.

SECOND: The purpose or purposes for which the corporation is organized is to engage in any activity or business within the purposes for which corporations may be organized under the “New Jersey Business Corporation Act,” (Title 14A).

THIRD: The aggregate number of shares which the corporation shall have authority to issue is two thousand five hundred (2,500) shares, without nominal or par value.

FOURTH: The address of the corporation’s initial registered office is 520 James Street, Lakewood, New Jersey 08701, and the name of the corporation’s initial registered agent at such address is Alan S. Honig.

FIFTH: The number of directors constituting the initial Board of Directors shall be one (1) and the name, and address of the director is as follows:. Alan S. Honig, 52 James Street, Lakewood, New Jersey 08701.

SIXTH: The name and address of the incorporator is as follows:

Irene F. Tunley.

3 Missouri Court

Matawan, New Jersey 07747

IN WITNESS WHEREOF, the undersigned, the incorporator of the above named corporation, has hereunto signed this Certificate of Incorporation on this      day July, 1976.

/s/ IRENE F. TUNLEY
IRENE F. TUNLEY

WITNESS:

/s/ Illegible
Illegible

NCB
FILED

MAR 6 1996

Secretary of State
1075494

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

CARLTON PICTURE CORP.

To:               Secretary of State
State of New Jersey

Pursuant to the provisions of Section 14A: 9-1 of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is Carlton Picture Corp.

2. The following is a copy of a resolution duly adopted by the Board of Directors of the corporation on October 24,1995, pursuant to authority conferred upon the said Board of Directors by the Certificate of Incorporation:

Resolved, that Article First of the Certificate of Incorporation be amended to read as follows:

“The name of the corporation is New Brunswick Cinemas, Inc.”

3. The Certificate of Incorporation of the corporation is hereby amended so that the designation and number of each class acted upon the aforesaid resolution, and the relative rights, preferences and limitations of each such class, are as stated in the aforesaid resolution.

4.	Voting for	Voting Against
	100	–0–

Dated this 1st day of March, 1996

CARLTON PICTURE CORP.

By:	/s/ SEYMOUR H. SMITH
Seymour H. Smith
Executive Vice President/Secretary

New Jersey Department of State

Division of Commercial Recording

Certificate of Amendment to the

Certificate of Incorporation

(For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General of New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is: New Brunswick Cinemas, Inc.

2. In accordance with Section 14A: 14-24 of the General Corporation Law of New Jersey, this Amendment of the Articles of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40465, confirmed and approved on March 1, 2002

3. Article Three of the Certificate of Incorporation shall be amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

Dated this 21 day of March, 2002

BY:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President